Exhibit 99.1

MAY 26, 2009

US GOLD ANNOUNCES THE CLOSING OF OVER-ALLOTMENT OF COMMON STOCK

TORONTO, ONTARIO (MAY 26, 2009) US GOLD CORPORATION (NYSE Amex:UXG) (TSX:UXG) (the “Company” or “US Gold”), a U.S. and Mexico focused gold and silver exploration company, announced today the closing of the sale of 3.15 million shares of common stock, pursuant to the underwriters’ over-allotment option to purchase 3.3 million shares of common stock, which the Company granted in connection with its recently-closed public offering of common stock.  Consistent with the recently-closed public offering, the 3.15 million shares were sold to the underwriters at the public offering price of US$2.00 per share (before the underwriters’ commissions and expenses).  The recently-closed public offering of 22.0 million shares of common stock closed on May 19, 2009 and was made pursuant to the Company’s shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) and a shelf prospectus filed with certain Canadian securities regulatory authorities. With the sale of the additional 3.15 million shares to the underwriters, 25.15 million shares in total have been sold in connection with the offering.

Proceeds to the Company from the offering to date, net of the underwriters’ commissions and expenses, are approximately US$46.72 million, which includes proceeds of approximately US$5.92 million from the sale of the 3.15 million shares pursuant to the over-allotment option.

US Gold intends to use the majority of the net proceeds of the offering and the sale of common stock pursuant to the over-allotment option to fund its ongoing exploration in Nevada’s Cortez Trend and in Mexico, as more particularly described in the final prospectus supplement dated May 12, 2009, filed with the SEC and certain Canadian securities regulatory authorities.  The remaining proceeds will be used for general corporate purposes.

GMP Securities L.P. and Dahlman Rose & Company, LLC acted as joint book-runners for the offering.

Copies of the final prospectus supplement including the base prospectus relating to the offering may be obtained by either contacting the underwriters at the contact information below, by accessing the SEC website, www.sec.gov, or by accessing the website maintained by the Canadian securities regulatory authorities, SEDAR, at www.sedar.com.

In the United States from:

GMP Securities L.P.

Attn: New Issues Department

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8

Canada

Phone: 416-943-6130

Fax: 416-943-6134

Email: ECM@gmpsecurities.com

Dahlman Rose & Company, LLC

Attn: Prospectus Dept.

142 West 57th Street

18th Floor

New York, NY 10019

Phone: 212-702-4521

Fax: 212-920-2952

Email: ECM@dahlmanrose.com

In Canada from:

GMP Securities L.P.

Attn: New Issues Department

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8

Canada

Phone: 416-943-6130

Fax: 416-943-6134

Email: ECM@gmpsecurities.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the final prospectus supplement dated May 12, 2009, the base prospectus or the Company’s shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective April 23, 2009. A final prospectus supplement dated May 12, 2009, relating to the offering has been filed with the SEC. An MJDS base prospectus and a final prospectus supplement has been filed with the securities regulatory authorities in certain provinces in Canada. .

Cautionary “safe harbor” statement under applicable securities laws: With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

ABOUT US GOLD

US Gold Corporation is a Colorado incorporated gold and silver exploration company exploring next to Barrick’s large Cortez Hills deposits in northeastern Nevada and a high-grade silver and gold discovery in north-western Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG.

For further information contact:

Ian Ball VP, Mexico Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com